EXHIBIT 99.1

Midland States Bancorp, Inc. Announces Branch and Facilities Plan as Part of Ongoing Efficiency Initiative

EFFINGHAM, Ill., Sept. 03, 2020 (GLOBE NEWSWIRE) -- Midland States Bancorp, Inc. (NASDAQ: MSBI) (“Midland” or the “Company”) today announced a series of planned branch and corporate office reductions as part of its ongoing efforts to enhance efficiencies and financial performance.

Midland will close or consolidate 13 branches, or 20% of its branch network, and vacate approximately 23,000 sq. ft. of corporate office space by the end of 2020. The Company estimates that the branch and corporate office reductions will result in annual cost savings of approximately $5 million.

Additionally, Midland plans to renovate and upgrade five other branches to reduce the size and better utilize those facilities to serve retail and commercial customers. These renovations and upgrades are expected to cost approximately $4.0 million. The Company estimates that these renovations and upgrades will result in annual cost savings of approximately $1.0 million beginning in 2022.

The overall branch and facilities plan is expected to result in approximately $13-$15 million in one-time costs, primarily related to asset impairment charges, lease write-downs and severance. These charges include an approximately $1.1 million valuation adjustment related to property and vacant bank branches from past acquisitions that are held for sale.

“The actions announced today reflect our ongoing efforts to evaluate all aspects of our operations for opportunities to enhance efficiencies,” said Jeffrey G. Ludwig, President and Chief Executive Officer of the Company. “The ongoing COVID-19 pandemic has accelerated the shift towards digital banking and reduced the need for several of our smaller branches. Given the proximity of other branches, we believe that these adjustments to our branch network will have a minimal impact on our ability to provide customers with a convenient location to do their in-person banking.”

Mr. Ludwig continued, “The cost savings from these branch reductions, taken together with the recent sale of our FHA origination platform, are intended to drive further improvement in our efficiency ratio and result in a more consistent and predictable earnings stream.”

About Midland States Bancorp, Inc.

Midland States Bancorp, Inc. is a community-based financial holding company headquartered in Effingham, Illinois, and is the sole shareholder of Midland States Bank. As of June 30, 2020, the Company had total assets of approximately $6.64 billion, and its Wealth Management Group had assets under administration of approximately $3.25 billion. Midland provides a full range of commercial and consumer banking products and services, business equipment financing, merchant credit card services, trust and investment management, insurance and financial planning services. For additional information, visit https://www.midlandsb.com/ or https://www.linkedin.com/company/midland-states-bank.

Forward-Looking Statements

Readers should note that in addition to the historical information contained herein, this press release includes "forward-looking statements" within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including but not limited to statements about the Company’s plans, objectives, future performance, goals and future earnings levels. These statements are subject to many risks and uncertainties, including changes in interest rates and other general economic, business and political conditions, including the effects of the COVID-19 pandemic including its potential effects on the economic environment, our customers and our operations, as well as any changes to federal, state and local government laws, regulations and orders in connection with the pandemic; changes in the financial markets; changes in business plans as circumstances warrant; risks relating to acquisitions; and other risks detailed from time to time in filings made by the Company with the Securities and Exchange Commission. Readers should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "will," "propose," "may," "plan," "seek," "expect," "intend," "estimate," "anticipate," "believe," "continue," or similar terminology. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

CONTACTS:
Douglas J. Tucker, Sr. V.P., Corporate Counsel, at dtucker@midlandsb.com or (217) 342-7321